Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma consolidated combined financial statements (the “pro forma financial statements”) have been derived from the annual historical consolidated financial statements of Essential Utilities, Inc. (the “Company” or “Essential”) and LDC Funding LLC (“LDC”), including the consolidated balance sheets as of December 31, 2019, and the consolidated statements of net income for the year ended December 31, 2019. LDC is the parent of Peoples Natural Gas Company LLC, Peoples Gas Company LLC, Peoples Gas WV LLC, Peoples Gas KY LLC, and Delta Natural Gas Company Inc., as well as other subsidiaries (collectively with LDC, “Peoples”).

The unaudited pro forma consolidated combined balance sheet as of December 31, 2019 combines the historical consolidated balance sheets of the Company and Peoples and gives effect to the acquisition by the Company of all of the issued and outstanding limited liability company membership interests of Peoples (the “Acquisition”), as well as the completion of certain financing transactions (as described in Note 6 of the accompanying notes), as if they were completed on December 31, 2019. The unaudited pro forma consolidated combined statement of net income for the year ended December 31, 2019, gives effect to the Acquisition and certain financing transactions (as described in Note 6 of the accompanying notes) as if they were completed on January 1, 2019.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Acquisition and the related transactions described herein; (2) factually supportable; and (3) with respect to the pro forma statement of net income, expected to have continuing impact on the combined results of the Company and Peoples. As such, the impacts of non-recurring Acquisition-related expenses are not included in the pro forma statement of net income. However, the impacts of such expenses are reflected in the pro forma balance sheet. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements.

The pro forma financial statements were based on, and should be read in conjunction with, the following:

•

the separate historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 and the related notes, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2020; and

•

the separate historical audited consolidated financial statements of Peoples as of December 31, 2019 and 2018, and for the three years ended December 31, 2019 and related notes included as Exhibit 99.1 to this Form 8-K/A.

The unaudited pro forma consolidated combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification (“ASC”) 805, Business Combinations. The applicable guidance also requires that one party to an acquisition be identified as the acquirer. In accordance with such principles, the Acquisition will be accounted for as an acquisition of Peoples by the Company.

Accounting for the Acquisition is dependent upon certain valuation and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Peoples have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial statements prepared in accordance with the rules and regulations of the SEC. The Company intends to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year following completion of the Acquisition, which closed on March 16, 2020.

The pro forma financial statements have been presented for informational purposes only and do not purport to represent the actual results of operations that the Company and Peoples would have achieved had the companies been combined during the periods presented in the pro forma financial statements and are not intended to project the future results of operations that the combined company may achieve after the Acquisition. The pro forma financial statements do not reflect any cost savings that may be realized as a result of the Acquisition and also do not reflect any restructuring or integration-related costs to achieve those potential cost savings.

	Unaudited Pro Forma Consolidated Combined Balance Sheet as of December 31, 2019
	Historical Results		Pro Forma Adjustments
(in thousands)	Essential	Peoples	Reclassification Adjustments (Note 3)			Acquisition-related Adjustments (Note 5)			Financing-related Adjustments (Note 6)			Pro Forma Combined
Assets
Property, plant and equipment, at cost	8,201,936	3,582,247	147,134	3	(a)	(1,281,010)	5	(a)	—			10,650,307
Less: accumulated depreciation	1,856,146	1,213,628	67,382	3	(a)	(1,281,010)	5	(a)	—			1,856,146

Net property, plant and equipment	6,345,790	2,368,619	79,752			—			—			8,794,161

Current assets:
Cash and cash equivalents	1,868,922	4,785	—			(3,511,979)	5	(b)	1,679,564	6	(a)	41,292
Accounts receivable, net	67,137	164,244	(74,009)	3	(j)	(3,250)	5	(k)	—			154,122
Unbilled revenues	40,483	—	74,009	3	(j)	—			—			114,492
Inventory, materials and supplies	18,379	4,320	—			—			—			22,699
Gas stored—current portion	—	40,887	—			—			—			40,887
Prepayments and other current assets	16,259	12,661	4,163	3	(g)	—			—			33,083
Assets held for sale	1,558	—	—			—			—			1,558
Regulatory assets, current portion	—	4,120	—			—			—			4,120
Other	—	4,163	(4,163)	3	(g)	—			—			—

Total current assets	2,012,738	235,180	—			(3,515,229)			1,679,564			412,253

Regulatory assets, excluding current portion	878,132	213,556	—			89,881	5	(i)	—			1,181,569
Deferred charges and other assets, net	42,652	—	26,190	3 3 3	(b), (g), (h)	1,253	5	(l)	675	6	(c)	70,770
Investment in joint venture	5,984	5,406	(5,406)	3	(h)	—			—			5,984
Goodwill	63,822	431,839	—			1,874,246	5	(c)	—			2,369,907
Operating lease right-of-use assets	12,867	—	—			55,962	5	(j)	—			68,829
Intangible assets, net	—	88,894	(88,894)	3 3	(a), (b)	—			—			—
Other	—	11,642	(11,642)	3	(g)	—			—			—

Total Assets	9,361,985	3,355,136	—			(1,493,887)			1,680,239			12,903,473

Liabilities and Equity
Stockholders’ equity:
Common stock	111,935	—	—			—			10,831	6	(b)	122,766
Member’s equity	—	1,023,095	—			(1,023,095)	5	(d)	—			—
Capital in excess of par value	2,636,555	—	—			—			719,408	6	(b)	3,355,963
Retained earnings	1,210,072	—	—			(33,577)	5	(e)	—			1,176,495
Treasury stock	(77,702)	—	—			—			—			(77,702)
Accumulated other comprehensive income	—	5,448	—			(5,448)	5	(d)	—			—

Total Equity	3,880,860	1,028,543	—			(1,062,120)			730,239			4,577,522

Long-term debt, excluding current portion	2,972,349	1,659,409	6,495	3	(d)	(659,886)	5	(f)	800,000	6	(c)	4,778,367
Less: debt issuance costs	29,022	—	6,495	3	(d)	(6,495)	5	(f)	—			29,022

Long-term debt, excluding current portion, net of debt issuance costs	2,943,327	1,659,409	—			(653,391)			800,000			4,749,345

Current liabilities:
Current portion of long-term debt	105,051	7,436	—			(2,300)	5	(f)	—			110,187
Loans payable	25,724	—	—			181,000	5	(f)	150,000	6	(d)	356,724
Accounts payable	74,919	91,458	—			—			—			166,377
Book overdraft	10,944	—	—			—			—			10,944
Accrued interest	29,818	48,034	(41,862)	3	(c)	—			—			35,990
Accrued taxes	22,775	—	10,128	3	(c)	(13,058)	5	(g)	—			19,845
Other accrued liabilities	49,618	26,427	31,097	3 3	(c), (i)	6,291	5	(j)	—			113,433
Interest rate swap agreements	—	—	—			—			—			—
Regulatory liabilities, current portion	—	31,207	—			—			—			31,207

Total current liabilities	318,849	204,562	(637)			171,933			150,000			844,707

Deferred credits and other liabilities:
Deferred income taxes and investment tax credits	936,158	233,459	—			20	5	(h)	—			1,169,637
Customers’ advances for construction	95,556	—	763	3	(i)	—			—			96,319
Regulatory liabilities, excluding current portion	517,599	138,167	—			—			—			655,766
Asset retirement obligations	—	48,432	(48,432)	3	(e)	—			—			—
Pension and other postretirement benefits liabilities	—	23,548	(23,452)	3	(f)	—			—			96
Operating lease liabilities	11,645	—	—			49,671	5	(j)	—			61,316
Other accrued liabilities, excluding current portion	102,465	19,016	71,758	3 3 3	(f), (i), (e)	—			—			193,239

Total deferred credits and other liabilities	1,663,423	462,622	637			49,691			—			2,176,373

Contributions in aid of construction	555,526	—	—			—			—			555,526

Total Liabilities and Equity	9,361,985	3,355,136	—			(1,493,887)			1,680,239			12,903,473

See the accompanying notes to the unaudited pro forma consolidated combined financial statements, which are an integral part of these statements.

	Unaudited Pro Forma Consolidated Combined Statement of Net Income for the Year Ended December 31, 2019
	Historical Results		Pro Forma Adjustments
(in thousands, except per share amounts)	Essential	Peoples	Reclassification Adjustments (Note 3)			Acquisition- related Adjustments (Note 5)			Financing- related Adjustments (Note 6)			Pro Forma Combined
Operating revenues	889,692	908,654	—			—			—			1,798,346
Operating expenses:
Operations and maintenance	333,102	214,487	10,983	3	(k)	(26,564)	5 5	(m), (n)	—			532,008
Purchased gas	—	367,388	—			—			—			367,388
Depreciation	158,179	95,401	(2,599)	3	(l)	—			—			250,981
Amortization	(1,703)	—	2,599	3	(l)	(477)	5	(o)	—			419
Taxes other than income taxes	59,955	16,898	—			—			—			76,853

Total operating expenses	549,533	694,174	10,983			(27,041)			—			1,227,649

Operating income	340,159	214,480	(10,983)			27,041			—			570,697

Other expense (income):
Interest expense	125,383	67,124	748	3	(m)	(22,887)	5	(p)	29,444	6	(e)	199,812
Interest income	(25,406)	—	(421)	3	(n)	—			(23,377)	6	(f)	(49,204)
Affiliated interest charges	—	—	—			—			—			—
Allowance for funds used during construction	(16,172)	—	(748)	3	(m)	—			—			(16,920)
Change in fair value of interest rate swap agreements	23,742	—	—			(23,742)	5	(q)	—			—
Loss on debt extinguishment	18,528	—	—			(18,528)	5	(r)	—			—
Gain on sale of other assets	(923)	—	—			—			—			(923)
Equity earnings in joint venture	(2,210)	—	—			—			—			(2,210)
Other expense (income)	5,691	7,600	(10,562)	3 3	(k), (n)	—			—			2,729

Income before income taxes	211,526	139,756	—			92,198			(6,067)			437,413

Provision for income taxes (benefit)	(13,017)	29,092	—			25,682	5	(s)	(1,699)	6	(g)	40,058

Net income	224,543	110,664	—			66,516			(4,368)			397,355

Net income per share:
Basic net income per share (See Note 7)	1.04											1.57
Diluted net income per share (See Note 7)	1.04											1.56
Weighted-average number of shares (in thousands):
Basic (See Note 7)	215,550											253,670
Diluted (See Note 7)	215,931											254,051

See the accompanying notes to the unaudited pro forma consolidated combined financial statements, which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On March 16, 2020, pursuant to the terms of a purchase agreement, dated October 22, 2018 (the “Peoples purchase agreement”), the Company completed the Acquisition of Peoples for cash consideration of $3,465,344, which was the base cash purchase price as adjusted pursuant to the terms of the Peoples purchase agreement by $43,935 for the estimated change in working capital, by $247,500 for certain estimated capital expenditures, and by $1,101,091 for indebtedness of Peoples outstanding as of the closing date. The cash consideration is subject to further adjustment upon completion of a closing balance sheet and the finalization of other adjustments. The acquisition of Peoples and related transactions, including the related costs, were financed through the following financing transactions that were completed in connection with the Acquisition:

•

Issuance of $749,907 of the Company’s common stock, par value $0.50 per share (“Common Stock”), pursuant to a Stock Purchase Agreement with Canada Pension Plan Investment Board (“CPPIB”) (the “Private Placement”) at a per share price of $34.62. The Private Placement was completed on March 16, 2020;

•	Borrowings of $150,000 under a credit agreement the Company entered into with PNC Bank, National Association on March 13, 2020 (the “PNC Credit Agreement”);

•

Borrowings of approximately $800,000, including approximately $22,000 designated for letter of credit usage, aggregate principal amount of long-term debt under the Company’s five-year unsecured revolving credit agreement (the “Revolving Credit Agreement”);

•	Issuance of $ 1,293,750 of Common Stock and $690,000 of the Company’s 6.00% tangible equity units (“TEUs”) in public offerings, which were completed on April 23, 2019; and

•

Issuance of $900,000 aggregate principal amount of senior notes in a public offering that was completed on April 26, 2019. A portion of the proceeds from the senior notes were used to redeem $313,500 of the Company’s outstanding debt (the “Company Debt Refinancing”), and remaining proceeds were used prior to December 31, 2019 to temporarily repay borrowings under the Revolving Credit Agreement. On the Acquisition closing date, the Company borrowed under the Revolving Credit Agreement to complete the Acquisition as described above.

On October 23, 2018, the Company entered into interest rate swap agreements to mitigate interest rate risk associated with $850,000 of then-anticipated future debt issuances to fund a portion of the Acquisition. The interest rate swaps were settled on April 24, 2019 in conjunction with the senior notes offering described above, which resulted in a payment by Essential in the amount of $83,520. The interest rate swaps did not qualify for hedge accounting and any changes in the fair value of the swaps was included in our earnings.

Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the closing date of the Acquisition may differ materially from the information presented herein. These preliminary estimates are subject to change pending further review of the assets acquired and the liabilities assumed.

Certain reclassifications have been made to the historical presentation of Peoples’ financial statements in order to conform to the financial statement presentation of the Company. These reclassifications are discussed further at Note 3.

The pro forma financial statements have been prepared using the acquisition method of accounting. In accordance with the acquisition method, Peoples’ assets acquired and liabilities assumed have been measured at their estimated fair value. For purpose of measuring the estimated fair value of assets acquired and liabilities assumed, the Company utilizes estimates based on key assumptions of the Acquisition, including historical and current market information. The pro forma adjustments included herein are preliminary and will be revised at the time the Company has finalized its fair value valuations and analyses.

Costs related to the Acquisition recorded by both Peoples and the Company in each of the respective historical financial statements have been excluded from the pro forma statement of net income for the year ended December 31, 2019 as they reflect non-recurring charges directly related to the transaction. However, these acquisition-related costs have been reflected within the pro forma balance sheet as of December 31, 2019 when appropriate.

Following the closing of the Acquisition, we granted stock-based awards under a long-term incentive plan to employees of Peoples. However, the impact of these awards was immaterial and therefore is not reflected within the pro forma statement of net income.

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of the pro forma financial statements are those set out in the Company’s audited financial statements as of December 31, 2019, and those related to ASU No. 2016-02, Leases (“ASC 842”), which was adopted by the Company on January 1, 2019. The Adoption of ASC 842 resulted in the recording of operating lease liabilities and corresponding right-of-use assets presented in the Company’s historical audited balance sheet as of December 31, 2019. Adoption of ASC 842 is not yet required for Peoples, and ASC 842 was not voluntarily adopted by Peoples in its historical audited consolidated financial statements. Accordingly, for purposes of these pro forma financial statements, the Company and Peoples have completed their preliminary assessment of financial statement impact of ASC 842 to align the accounting policies of Peoples to those of the Company, which resulted in pro forma adjustment for $55,962 of operating lease liabilities and corresponding right-of-use assets within the pro forma balance sheet as of December 31, 2019.

Additionally, management has substantially completed the review of Peoples’ other accounting policies and based on its analysis to date has determined that no other significant adjustments are necessary to conform Peoples’ financial statements to the accounting policies used by the Company in the preparation of the pro forma financial statements.

Certain reclassifications have been reflected in the pro forma adjustments to conform Peoples’ presentation to the Company’s in the pro forma financial statements (Note 3). These reclassifications have no effect on previous reported total assets, total liabilities, and shareholders’ equity, or income of the Company or Peoples.

Note 3. Reclassification Adjustments

Certain historical consolidated financial statement balances of Peoples have been reclassified in the unaudited pro forma financial statements to conform to the historical consolidated financial statement presentation of the Company.

Adjustments to the Pro Forma Balance Sheet

(a)

Internal-use Software. Represents the reclassification of Peoples’ capitalized internal-use software costs and related amortization within “Intangible assets, net” into the Company’s “Property, plant and equipment, at cost, net” line item in order to conform to the Company’s balance sheet presentation.

(b)

Intangibles, net. Represents the reclassification of Peoples’ other intangible assets within Peoples’ “Intangible assets, net” into the Company’s “Deferred charges and other assets, net” line item in order to conform to the Company’s balance sheet presentation.

(c)

Accrued Taxes and Payroll. Represents the reclassification of Peoples’ current accrued payroll and accrued taxes within “Accrued interest, payroll and taxes” into the Company’s “Other accrued liabilities” and “Accrued taxes” line items, respectively in order to conform to the Company’s balance sheet presentation.

(d)

Debt Issuance Costs. Represents the reclassification of Peoples’ unamortized debt issuance costs within “Long-term debt, excluding current portion” into the Company’s “Less: debt issuance costs” line item in order to conform to the Company’s balance sheet presentation.

(e)

Asset Retirement Obligation. Represents the reclassification of Peoples’ “Asset retirement obligation” into the Company’s “Other” line item of non-current liabilities in order to conform to the Company’s balance sheet presentation.

(f)

Pension and Other Postretirement Benefits, Non-current. Represents the reclassification of Peoples’ “Pension and other postretirement benefits liabilities” to the Company’s “Other” line item of non-current liabilities in order to conform to the Company’s balance sheet presentation.

(g)

Other Current Assets and Other Assets. Represents the reclassification of Peoples’ prepaid gas costs and restricted cash within Peoples’ “Other” to the Company’s “Prepayments and other current assets” line item in order to conform to the Company’s balance sheet presentation. In addition, the amounts presented within Peoples’ “Other” are reclassified to “Deferred charges and other assets, net.”

(h)

Investments. Represents the reclassification of Peoples’ investments to the Company’s “Deferred charges and other assets, net” line item in order to conform to the Company’s balance sheet presentation.

(i)

Customer Advances. Represents the reclassification of Peoples’ customer advances for construction reclassified within both other current and other noncurrent liabilities into the Company’s “Customers’ advances for construction” line item in order to conform to the Company’s balance sheet presentation.

(j)

Unbilled Revenue. Represents the reclassification of Peoples’ unbilled revenue within “Accounting receivable, net” into the Company’s “Unbilled revenue” line item in order to conform to the Company’s balance sheet presentation.

Adjustments to the Pro Forma Statement of Net Income for the Year Ended December 31, 2019

(k)

Donations, Penalties and Other Expenses. Represents the reclassification of Peoples’ donations, penalties and other miscellaneous expenses to the Company’s “Operations and maintenance” line item in order to conform to the Company’s statement of net income presentation.

(l)

Amortization. Represents the reclassification of certain expenses from Peoples’ “Depreciation and amortization” into the Company’s “Amortization” line item in order to conform to the Company’s statement of net income presentation.

(m)

Allowance for Funds Used in Construction. Represents the reclassification of allowance for funds used in construction within Peoples’ “Interest expense” to the Company’s “Allowance for funds used during construction” line item in order to conform to the Company’s statement of net income presentation.

(n)

Interest and Other Income. Represents the reclassification of certain interest income recorded by Peoples within “Other” to the Company’s “Interest income” line item in order to conform to the Company’s statement of net income presentation.

Note 4. Estimated Purchase Price and Preliminary Purchase Price Allocation

On March 16, 2020, pursuant to the terms of the Peoples purchase agreement, the Company completed the Acquisition of Peoples for cash consideration of $3,465,344, which was the base cash purchase price as adjusted pursuant to the terms of the Peoples purchase agreement by $43,935 for the estimated change in working capital, by $247,500 for certain estimated capital expenditures, and by $1,101,091 for indebtedness of Peoples outstanding as of the closing date. The cash consideration is subject to further adjustment upon completion of a closing balance sheet and the finalization of other adjustments.

The allocation of the purchase price to the fair values of the assets acquired and liabilities assumed includes pro forma adjustments to the fair values of Peoples’ assets and liabilities. As of the time of this filing, the Company has not yet finalized the detailed valuation analysis related to the fair values of identifiable assets to be acquired and liabilities to be assumed. The final amounts recorded for the Acquisition may differ materially from the information presented below.

The preliminary calculation of assets acquired and liabilities assumed performed for the purposes of these unaudited pro forma financial statements includes the calculation of preliminary values for goodwill, assumed debt, and deferred taxes, all of which resulted in differing fair values when compared to the amounts historically recorded by Peoples. Property, plant, and equipment, net is valued at Peoples’ net book value at December 31, 2019 as the net book value is assumed to approximate fair value. Peoples operations are primarily comprised of regulated distribution and transportation of natural gas to customers. The operations are subject to regulation by various rate-setting authorities including the West Virginia Public Service Commission, the Pennsylvania Public Utility Commission and the Kentucky Public Service Commission, which have broad administrative power and authority to regulate billing rates, determine franchise areas and conditions of service, approve acquisitions and authorize the issuance of securities. Therefore, the carrying value of certain Peoples’ assets and liabilities, which are subject to these rate-setting provisions, are expected to approximate fair value. As of the date of this filing, the calculations necessary to estimate the fair values of the assets acquired and liabilities assumed have been performed based on preliminary analyses involving a variety of other assumptions, including market participant assumptions. The Company will continue to refine its identification and valuation of assets acquired and liabilities assumed as further information becomes available during the measurement period.

The total cash purchase price is as follows:

In thousands	Total
Base cash purchase price pursuant to the Peoples purchase agreement	$4,275,000
Add: working capital adjustment	43,935
Add: capital expenditure adjustment	247,500
Less: adjustment for Peoples’ debt outstanding as of the Acquisition closing date	(1,101,091)

Total cash purchase price	$3,465,344

The preliminary purchase price allocation is as follows:

In thousands	December 31, 2019 Peoples’ Historical Information	Assets and Liabilities Not Assumed and New Loan Payable (See Note 5)	Fair Value Adjustments (See Note 5)	Purchase Price Allocation
Cash and cash equivalents	4,785	—	—	4,785
Accounts receivable and unbilled revenues, net	164,244	—	(3,250)	160,994
Inventory, materials and supplies	45,207	—	—	45,207
Prepayments and other current assets	12,661	—	—	12,661
Regulatory assets, current portion	4,120	—	—	4,120
Other current assets	4,163	—	—	4,163
Property, plant and equipment, net	2,368,619	—	—	2,368,619
Regulatory assets, excluding current portion	213,556	—	89,881	303,437
Intangible assets, net	88,894	—	—	88,894
Other non-current assets	17,048	—	1,253	18,301
Operating lease right-of-use assets	—	—	55,962	55,962
Goodwill	431,839	—	1,874,246	2,306,085

Total assets acquired	3,355,136	—	2,018,092	5,373,228

Accounts payable	91,458	—	—	91,458
Current portion of long-term debt	7,436	(2,300)	—	5,136
Loans Payable	—	181,000	—	181,000
Other accrued liabilities, current portion	105,668	—	6,291	111,959
Long-term debt, excluding current portion, net of debt issuance costs	1,659,409	(744,454)	91,063	1,006,018
Deferred income taxes and investment tax credits	233,459	—	20	233,479
Regulatory liabilities, excluding current portion	138,167	—	—	138,167
Operating lease liabilities	—	—	49,671	49,671
Other accrued liabilities, excluding current portion	90,996	—	—	90,996

Total liabilities assumed	2,326,593	(565,754)	147,045	1,907,884

Net assets acquired / purchase price	1,028,543	565,754	1,871,047	3,465,344

Goodwill represents excess of Acquisition consideration over the fair value of the underlying net assets acquired. In accordance with ASC 350, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill is attributable to the assembled workforce of Peoples, planned growth in new markets, and planned growth in rate base through continued investment in utility infrastructure. Goodwill recorded in the Acquisition is not expected to be deductible for tax purposes.

Note 5. Acquisition-related Adjustments

Adjustments to the Pro Forma Balance Sheet

(a)

Property, Plant and Equipment. Reflects the elimination of accumulated depreciation. The net carrying amount of property, plant and equipment of Peoples’ regulatory operations is expected to approximate fair value. The Company is currently finalizing its fair value analysis of the property, plant and equipment related to non-regulated activities, but the fair value adjustments are not expected to be material.

(b)	Cash. The pro forma adjustment reflects the payment of cash purchase price and estimated acquisition-related costs, as follows:

In thousands	Total
Total cash purchase price	$(3,465,344)
Acquisition-related costs	(14,811)
Payment of change in control severance and retention bonus	(8,824)
Issuance of one-time rate credits to customers(1)	(23,000)

Total adjustment to cash and cash equivalents	$(3,511,979)

(1)

In connection with the Acquisition, the Company has agreed to issue one-time rate credits of $23,000 in aggregate based on a regulatory order from the Pennsylvania Public Utility Commission. Such arrangement will be accounted for separate from the business combination and therefore will be expensed following the Acquisition. However, as the arrangement was contemplated and directly attributable to the Acquisition, an adjustment to the pro forma balance sheet is reflected.

(c)

Goodwill. Reflects the elimination of Peoples’ historical goodwill of $431,839 and the preliminary estimate of the purchase price paid over the fair value of Peoples’ preliminary calculation of identifiable assets acquired and liabilities assumed related to the Acquisition.

(d)	Member’s Equity and Accumulated Other Comprehensive Income. Reflects the elimination of Peoples’ historical members’ equity and accumulated other comprehensive income.

(e)

Retained Earnings. Reflects the payment of additional Acquisition-related expenses, net of tax, that were incurred to complete the Acquisition. These Acquisition-related expenses are directly attributable to the Acquisition and consist principally of legal, and advisory fees in connection with the Acquisition. Retained earnings also reflects the payment of a change in control severance to two of Peoples’ executives in connection with the Acquisition, net of tax, and the issuance of one-time rate credits, net of tax, as described in Note (b). These costs are not reflected in the pro forma statement of net income because they are nonrecurring in nature.

(f)

Long-Term Debt and Loan Payable. Reflects (i) the elimination of the portion of the Peoples’ debt that was outstanding as of December 31, 2019 and was not assumed by Essential upon consummation of the Acquisition (including Peoples’ senior notes that matured in February 2020, as described below), (ii) the fair value adjustments related to the portion of the Peoples’ debt that was outstanding as of December 31, 2019 and was assumed by Essential upon consummation of the Acquisition, (iii) the elimination of the unamortized debt issuance costs of $6,495 upon the fair value re-measurement and (iv) the assumption by the Company of Peoples’ short-term borrowings of $181,000 that were incurred by Peoples in February 2020. The fair value of long-term debt was determined based on prevailing market prices for similar debt issuances as of March 16, 2020, the Acquisition completion date. The fair value adjustment to Peoples’ debt will be amortized as an adjustment to interest expense over the remaining life of the debt. As the debt is related to regulated operations, this adjustment to interest expense will be offset equally by an amortization of a corresponding regulatory asset. The proceeds from the $181,000 of short-term borrowing were used to repay Peoples’ senior notes of $181,000 that matured in February 2020. The following table summarizes the pro forma adjustments:

(in thousands)
Current portion of long-term debt:
Current portion of long-term debt assumed from Peoples	5,136
Less: Historical current portion of long-term debt of Peoples	(7,436)

Total pro forma adjustment to current portion of long-term debt	$(2,300)

Long-term debt, excluding current portion:
Long-term debt, excluding current portion, assumed from Peoples	914,955
The fair value adjustment to the debt assumed from Peoples (not including the $181,000 loan payable)	91,063
Less: Historical debt issuance costs	(6,495)
Less: Historical long-term debt of Peoples, excluding current portion and net of debt issuance costs	(1,659,409)

Total pro forma adjustment to long-term debt, excluding current portion	$(659,886)

Loan payable assumed from Peoples	$181,000

(g)

Accrued Taxes. Reflects the income tax-effect related to the Acquisition-related costs, change in control severance and retention bonus, and customer rate credits of $13,058, using an estimated statutory income tax rate of 28%. The statutory rate may differ materially from the Company’s effective tax rate following the Acquisition and does not consider any historical or future tax events that may impact the combined company.

(h)

Deferred Income Taxes. Reflects the income tax differences and related impact on deferred income tax liabilities of the fair value adjustments, exclusive of goodwill, applying an estimated statutory income tax rate of 28%. The statutory rate may differ materially from the Company’s effective tax rate following the Acquisition and does not consider any historical or future tax events that may impact the combined company.

(i)

Regulatory Assets. Reflects an increase of the combined company’s non-current regulatory assets related to the fair value adjustment to long-term debt, including the write-off of certain debt issuance costs, related to regulated companies. As the debt is expected to be related entirely to regulatory activities, the fair value adjustments to debt are adjusted to the regulatory asset as they are expected to be recovered as part of the rate making.

In thousands	Total
Debt issuance costs related to regulatory operations	$5,313
Estimated fair value adjustment to debt, excluding debt issuance costs related to regulatory operations	84,568

Total	$89,881

(j)

Lease-related Balances. As described in Note 2, pro forma adjustments were recorded to align the accounting policies of Peoples to reflect the adoption of ASC 842, including adjustments to the operating lease right-of-use assets and corresponding operating lease liabilities, including the current portion reflected in other accrued liabilities, current portion.

(k)

Accounts receivable, net. Represents an adjustment to a note receivable balance that was deemed uncollectible prior to the Acquisition. As a result, no fair value was allocated to the acquired receivable on the Acquisition date.

(l)

Deferred charges and other assets, net. Represents the recognition of intangible assets identified related to the non-regulated businesses of Peoples. The identified intangible assets are expected as the following:

(in thousands)	Estimated Useful Life	Estimated Fair Value
Customer List	11	5,750
Trade Name	13	80

Total		5,830

Historical Net Book Value		4,577
Pro forma adjustment		1,253

The fair value estimate for all identifiable intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. The final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation, which is expected to be finalized during the measurement period.

Adjustments to the Pro Forma Statement of Net Income for the Year Ended December 31, 2019

(m)

Management Fee. Reflects the elimination of Peoples’ management fee charged by its parent, SteelRiver Infrastructure Partners, of approximately $4,979 during the year ended December 31, 2019, respectively. The management fee has been eliminated in the unaudited pro forma financial statements as the management fee agreements will be terminated in connection with the Acquisition.

(n)

Transaction Costs. Reflects the elimination of Acquisition-related expenses recorded by both the Company and Peoples of $21,585, excluding approximately $1,845 of integration-related costs for which the related impact on the combined results is not factually supportable for the year ended December 31, 2019. The Acquisition-related expenses consisted principally of legal and advisory fees, including underwriter structuring and opinion letter fees, and have been eliminated as they were directly related to the Acquisition and were nonrecurring in nature.

(o)

Amortization expense. All amortization adjustments relate to identified intangible assets as a result of the acquisition for non-regulated businesses and are recorded to Amortization. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.

(in thousands)	Estimated Useful Life	Estimated Fair Value	December 31, 2019 Amortization Estimates
Customer List	11	5,750	523
Trade Name	13	80	6

Total		5,830	529

Historical amortization expense			1,006

Pro forma adjustment			(477)

(p)

Interest Expense. Reflects the elimination of interest expense of $26,081 for the year ended December 31, 2019 related to Peoples’ debt outstanding as of December 31, 2019 that was not assumed by Essential upon the consummation of the Acquisition, including interest expenses related to certain loans with the parent company of Peoples, offset by additional estimated interest expense of $3,194 related to assumed short-term borrowings of $181,000 that were incurred by Peoples in February 2020 and bear interest at LIBOR plus 0.875%.

(q)

Change in Fair Value of Interest Rate Swap Agreements. Reflects the elimination of the change in fair value of the interest rate swap agreements for the year ended December 31, 2019. This amount will not have a continuing impact on the ongoing results of the combined company as the interest rate swap agreements were executed in October 2018 and were settled in connection with Essential’s senior notes offering in April 2019.

(r)

Loss on Debt Extinguishment. Reflects the elimination of the loss recorded by the Company for the year ended December 31, 2019, due to the redemption of $313,500 principal amount of the Company’s outstanding notes in the Company Debt Refinancing and corresponding make whole payments. These notes would have been callable in connection with the Acquisition if they had remained outstanding and therefore their repayment is considered directly attributable to the Acquisition.

(s)

Income Tax Expense. Reflects the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 28% for the year ended December 31, 2019. The statutory rate may differ materially from the Company’s effective tax rate following the Acquisition and does not consider any historical or future tax events that may impact the combined company.

Note 6. Financing-related Adjustments

The Company has reflected the following financing transactions, which were completed subsequent to December 31, 2019, in the pro forma balance sheet to fund the Acquisition and related transactions, including the related costs as if the transactions were completed as of December 31, 2019:

•

Private Placement. On March 29, 2019, the Company entered into a Stock Purchase Agreement with CPPIB pursuant to which CPPIB purchased 21,661 newly issued shares of Common Stock from the Company on March 16, 2020 at $34.62 per share. The total net proceeds for the Private Placement was $730,239, which is net of issuance costs of $19,668.

•

PNC Credit Agreement. On March 13, 2020, the Company borrowed $150,000 under the PNC Credit Agreement, which the Company entered into on March 13, 2020. The PNC Credit Agreement will mature on March 12, 2021 and the loan bears interest at LIBOR plus 0.875%, in respect of LIBOR borrowings, and the alternate base rate plus 0.775%, in respect of alternate base rate borrowings. The debt issuance costs were not material and therefore are not reflected in the pro forma financial statements.

•

Revolving Credit Agreement Borrowings. The Company drew approximately $800,000, including approximately $22,000 designated for letter of credit usage, aggregate principal amount of long-term debt under the Revolving Credit Agreement. The Revolving Credit Agreement was amended on March 13, 2020 and provided the Company with an additional $450,000 of borrowing capacity upon closing of the Acquisition on March 16, 2020. The total net proceeds of $799,325 are net of issuance costs of $675.

The Company has also reflected the foregoing financing transactions, as well as the following additional financing transactions that were completed in April 2019 to fund the Acquisition and related transactions, including the related costs, in the pro forma statement of net income as if the transactions were completed as of January 1, 2019:

•

Common Stock Offering. On April 23, 2019, the Company issued 37,370 shares of Common Stock in a public offering (the “Common Stock Offering”). The total net proceeds for the Common Stock public offering was $1,262,857, which is net of expenses of $30,893.

•

TEUs Offering. On April 23, 2019, the Company issued 13,800 TEUs in a public offering (the “TEU Offering”). The total net proceeds of the TEUs offering was $674,400, which is net of expenses of $15,600. Each TEU consists of a prepaid stock purchase contract (the “stock purchase contracts”) and a senior amortizing note due April 30, 2022 (the “amortizing notes”), each issued by the Company. Unless earlier settled or redeemed, each stock purchase contract will automatically settle on April 30, 2022 (subject to postponement in limited circumstances) for between 1.1790 and 1.4442 shares of Common Stock, subject to adjustment, based upon the applicable market value of the Common Stock, in accordance with the terms of the Purchase Contract Agreement, dated as of April 23, 2019, relating to the TEUs. The amortizing notes were issued with an initial principal amount of $8.62909 per amortizing note, or $119,081 in aggregate, and bear interest at a rate of 3.00% per year, and pay equal quarterly cash installments of $0.75000 per amortizing note (except for the July 30, 2019 installment payment, which was $0.80833 per amortizing note), which constitute a payment of interest and a partial repayment of principal, and which cash payment in the aggregate is equivalent to 6.00% per year with respect to the $50.00 stated amount per TEU. The amortizing notes represent unsecured senior obligations of the Company. The Company recorded the issuance of the stock purchase contract portion of the TEUs as additional paid-in-capital of $570,919, less allocable issuance costs of $12,845, in its historical audited consolidated financial statements. The Company recorded the amortizing notes portion of the TEUs of $119,081 as long-term debt and recorded allocable issuance costs of $2,679 as debt issuance costs.

•

Senior Notes Offering. On April 26, 2019, the Company issued $400,000 aggregate principal amount of senior notes due 2029(the “2029 Notes”) and $500,000 aggregate principal amount of senior notes due 2049 (the “2049 Notes” and, together with the 2029 Notes, the “Senior Notes”) in a public offering. The total net proceeds of the Senior Notes offering was $892,069, which is net of expenses of $7,931. The 2029 Notes and the 2049 Notes have interest rates of 3.566% and 4.276%, respectively. Of these proceeds, approximately $313,500 was used to redeem certain of the Company’s privately placed notes in the Company Debt Refinancing. These notes would have been callable in connection with the Acquisition if they had remained outstanding and therefore their repayment is considered directly attributable to the Acquisition. Prior to December 31, 2019, the remaining proceeds were temporarily used to repay borrowings under the Revolving Credit Agreement. On the Acquisition closing date, the Company borrowed under the Revolving Credit Agreement to complete the Acquisition as noted above.

Adjustments to the Pro Forma Balance Sheet

(a)	Cash and Cash Equivalents. Reflects the anticipated impacts to cash from the financing transactions, as described above.

In thousands	Total
Proceeds from the Private Placement, net of equity issuance costs and reimbursed costs incurred by CPPIB	$730,239
Proceeds from the PNC Credit Agreement	150,000
Proceeds from the Revolving Credit Agreement net of debt issuance costs	799,325

Total	$1,679,564

(b)	Common Stock and Capital in Excess of Par Value. Reflects the adjustment to Common Stock based on the sale of 21,661 shares of Common Stock at $34.62 per share in the Private Placement.

(c)

Revolving Credit Agreement Borrowings. Reflects the issuance of an additional $800,000 aggregate principal amount under the Revolving Credit Agreement. The pro forma adjustment also reflects an estimated debt issuance costs of $675 which will be capitalized as a long-term other asset and amortized over the remaining term of the five-year revolver term.

(d)	PNC Credit Agreement Borrowings. Reflects the issuance of an additional $150,000 aggregate principal amount of a short-term loan under the PNC Credit Agreement.

Adjustments to the Pro Forma Statement of Net Income for the Year Ended December 31, 2019

(e)	Interest Expense. Reflects the following:

For the year ended December 31, 2019:

In thousands	Total
Incremental interest expense related to the amortization of the Senior Notes ($36,143), less actual interest paid ($24,257)	$11,886
Incremental interest expense related to the amortization of the amortizing notes ($3,198), less actual interest paid ($2,276)	922
Incremental interest expense related to the amortization of borrowings under the PNC Credit Agreement	2,647
Incremental interest expense related to the amortization of borrowings under the Revolving Credit Agreement	23,547

Subtotal	$39,002

Less: Elimination of privately placed senior notes pursuant to the Company Debt Refinancing that occurred on May 5, 2019	(9,558)

Total	$29,444

A 1/8 percent change in the interest assumed above would result in an aggregate increase or decrease to interest expense of approximately $1,200 for the year ended December 31, 2019.

(f)	Interest Income. Reflects the removal of the interest income earned on cash on hand.

(g)

Income Tax Expense. Reflects the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 28% for the year ended December 31, 2019. The statutory rate may differ materially from the Company’s effective tax rate following the Acquisition and does not consider any historical or future tax events that may impact the combined company.

Note 7. Pro Forma Earnings Per Share

The earnings per share calculations reflect the shares issuable upon settlement of the stock purchase contracts portion of the TEUs and the shares issued in the Private Placement and the Common Stock Offering. The basic earnings per share includes the minimum shares issuable under the stock purchase contracts portion of the TEUs and the diluted earnings per share includes the incremental shares, if any, that would be issuable assuming a settlement of the stock purchase contract at the end of the period. As the Private Placement was not completed until after the year ended December 31, 2019, pro forma adjustments reflect the issuance of common shares in the Private Placement assuming it occurred on January 1, 2019. As the shares pertaining to the stock purchase contracts and the Common Stock Offering were only reflected in the historical basic and diluted weighted average share counts for a portion of the year ended December 31, 2019, pro forma adjustments reflect the impact on weighted average common shares outstanding from assuming the Common Stock Offering and the TEU Offering occurred on January 1, 2019.

In thousands	For the Year Ended December 31, 2019
Pro forma net income	$397,355

Basic weighted average common shares outstanding
Basic average common shares outstanding during historic period 2019	215,550
Additional issuance of common shares in the Private Placement	21,661
Additional weighted average impact of minimum shares issuable under the stock purchase contracts portion of the TEUs	4,992
Additional weighted average impact of common shares in the Common Stock Offering	11,467

Basic weighted average common shares outstanding used in pro forma net earnings per share	253,670

Pro forma net earnings per common share, basic	$1.57

Diluted weighted average common shares outstanding
Diluted average common shares outstanding during historic period 2019	215,931
Additional issuance of common shares in the Private Placement	21,661
Additional weighted average impact of minimum shares issuable under the stock purchase contracts portion of the TEUs	4,992
Additional weighted average impact of common shares in the Common Stock Offering	11,467

Diluted weighted average common shares outstanding used in pro forma net earnings per share	254,051

Pro forma net earnings per common share, diluted	$1.56